Exhibit 4.3

The Depository Trust Company
A subsidiary of The Depository Trust & Clearing Corporation

Book-Entry-Only Medium-Term Notes (MTNs)/Medium-Term Bank Notes/
and Deposit Notes (Master Note and/or Global Certificates) Program

Letter of Representations
[To be Completed by Issuer, Issuing Agent, and Paying Agent]

PACCAR, Financial Corp.
[Name of Issuer]

Citibank, N.A. #2790
[Name and DTC Participant Number of Issuing Agent and Paying Agent]

November 6, 2006
[Date]

Attention: Underwriting Department
The Depository Trust Company
55 Water Street, 25th Floor
New York, NY 10041-0099

Re:	PACCAR Financial Corp.
Medium Term Notes
Series L

[Description of Note Program, including, as applicable, (a) series designator, (b) rank of indebtedness: and (c) reference to the provision of the Securities Act of 1933, as amended, pursuant to which Note Program is exempt from registration.]

Ladies and Gentlemen:

This letter sets forth our understanding with respect to certain matters relating to the issuance by Issuer from time to time of notes under its note program described above (the “Securities”). Issuing Agent shall act as issuing agent with respect to the Securities. Paying Agent shall act as paying agent or other such agent of Issuer with respect to the Securities. Issuance of the Securities has been authorized pursuant to a prospectus supplement, private placement memorandum, or other such document authorizing the issuance of the Securities, dated as of November 6, 2006.

Paying Agent has entered into a Money Market Instrument Master Note and/or Global Certificates Certificate Agreement, or a Medium-Term Note Certificate Agreement, with The Depository Trust Company (“DTC”) dated as of October 31, 1988, pursuant to which

DTCC.

The Depository Trust &
Clearing Corporation

Paying Agent shall act as custodian of a Master Note Certificate and/or Global Certificates evidencing the Securities, when issued. Paying Agent shall amend Exhibit A to such Certificate Agreement to include the note program described above, prior to issuance of the Securities.

To induce DTC to accept the Securities as eligible for deposit at DTC and to act in accordance with its Rules with respect to the Securities, Issuer, Issuing Agent, and Paying Agent make the following representations to DTC:

1.             All or certain issues of the Securities shall be evidenced by one Master NoteCertificate, or by one or more Global Certificates for each issue, in registered form registered in the name of DTC’s nominee, Cede & Co., and such Certificate or Certificates shall represent 100% of the principal amount of the Securities issued through DTC. The Master Note Certificate, if any, shall include the substance of all material provisions set forth in the appropriate DTC model Master Note for the note program described above, a copy of which previously has been furnished to Issuing Agent and Paying Agent, and may include additional provisions as long as they do not conflict with the material provisions set forth in the DTC model. If the principal amount of an issue of the Securities to be evidenced by one or more Global Certificates, if any, exceeds $500 million, one Global Certificate shall be issued with respect to each $500 million of principal amount and an additional Global Certificate shall be issued with respect to any remaining principal amount. Paying Agent shall cause each Global Certificate to be stamped with the following legend:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

2.            Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its participants (“Participants”) or to any person having an interest in the Securities any information contained in the Master Note Certificate, if any, or the Global Certificates, if any; and (b) acknowledges that neither DTC’s Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of such Certificate or Certificates by virtue of submission of such Certificate or Certificates to DTC.

3.                   Issuer or Issuing Agent has obtained from the CUSIP Service Bureau a written list of approximately 50 or fewer nine-character numbers (the basic first six characters of which are the same and uniquely identify Issuer and the Securities to be issued under its note program described above). The CUSIP numbers on such list have been reserved for future assignment to issues of the Securities. At any time when fewer than 25 of the CUSIP numbers on such list remain unassigned, Issuer or Issuing Agent shall promptly obtain from the CUSIP Service Bureau an additional written list of approximately 50 or fewer such numbers.

4.            When Securities are to be issued through DTC, Issuing Agent shall notify Paying Agent and shall give issuance instructions to DTC in accordance with DTC’s Procedures, including DTC’s Final Plan for DTC Money Market Programs, and DTC’s Issuing/Paying Agent General Operating Procedures and Participant Terminal System Procedures for Medium-Term Notes (MTNs) Including Deposit Notes and Medium-Term Bank Notes (the “MMI Procedures”), a copy of which previously has been furnished to Issuing Agent and Paying Agent. The giving of such issuance instructions, which include delivery instructions, to DTC shall constitute: (a) a representation that the Securities are issued in accordance with applicable law; and (b) a confirmation that a Master Note Certificate, or a Global Certificate (or Certificates), evidencing such Securities, in the form described in paragraph 1, has been issued and authenticated.

5.                   All notices and payment advises sent to DTC shall contain the CUSIP number of the Securities.

6.            Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, federal, or foreign laws or regulations thereunder.

7.            If issuance of Securities through DTC is scheduled to take place one or more days after Issuing Agent has given issuance instructions to DTC, Issuing Agent may cancel such issuance by giving a cancellation instruction to DTC in accordance with the MMI Procedures.

8.                   At any time that Paying Agent has Securities in its DTC accounts, it may request withdrawal of such Securities from DTC by giving a withdrawal instruction to DTC in accordance with the MMI Procedures. Upon DTC’s acceptance of such withdrawal instruction, Paying Agent shall reduce the principal amount of the Securities evidenced, as the case may be, by the Master Note Certificate, or by one or more Global Certificates, accordingly.

9.                   In the event of any solicitation of consents from or voting by holders of the Securities, Issuer, Issuing Agent, or Paying Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC’s Reorganization Department, Proxy Unit no fewer than 15 calendar days in advance of such record date. If sent by telecopy, such notice shall be directed to (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC such party shall confirm DTC’s receipt of such telecopy by telephoning (212) 855-5187. For information regarding such notices, telephone The Depository Trust and Clearing Corporation’s Proxy hotline at (212) 855-5191.

10.                 Notices of reorganization events (corporate actions) with respect to the Securities, including full or partial redemptions (calls), repayments (puts), extensions of maturities, resets of interest rates or spreads, mandatory tenders, and consolidations of individual issues, shall be given to DTC by Paying Agent in accordance with the MMI Procedures.

11.                 Paying Agent may override DTC’s determination of interest and principal payment dates, in accordance with the MMI Procedures.

12.                 Notice regarding the amount of variable interest and principal payments on the Securities shall be given to DTC by Paying Agent in accordance with the MMI Procedures.

13.                 All notices sent to DTC shall contain the CUSIP number of the Securities.

14.                 Paying Agent shall confirm with DTC daily, by CUSIP number, the face value of the Securities outstanding, and Paying Agent’s corresponding interest and principal payment obligation, in accordance with the MMI Procedures.

15.                 DTC may direct Issuer, Issuing Agent, or Paying Agent to use any other telephone number or address as the number or address to which notices or payments may be sent.

16.                 Payments on the Securities, including payments in currencies other than the U.S. Dollar, shall be made by Paying Agent in accordance with the MMI Procedures.

17.                 In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer, Issuing Agent, or Paying Agent shall notify DTC of the availability of certificates. In such event, Issuer, Issuing Agent, or Paying Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

18.                 DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer, Issuing Agent, or Paying Agent (at which time DTC will confirm with Issuer, Issuing Agent, or Paying Agent the aggregate amount of Securities outstanding by CUSIP number). Under such circumstances, at DTC’s request, Issuer, Issuing Agent, and Paying Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

19.                 Issuer authorizes DTC to provide to Issuing Agent and/or Paying Agent listings of DTC Participants’ holdings, known as Security Position Reports (“SPRs”) with respect to the Assets from time to time at the request of Issuing Agent or Paying Agent. DTC charges a fee for such SPRs. This authorization, unless revoked by Issuer, shall continue with respect to the Assets while any Assets are on deposit at DTC, until and unless Issuing Agent and/or Paying Agent shall no longer be acting as Issuing and/or Paying Agent for Issuer. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Proxy Web Services are available at www.dtc.org. To register for or inquire about Proxy Web Services, telephone The Depository Trust and Clearing Corporation’s Proxy Hotline at (212) 855-5191.

20.          Nothing herein shall be deemed to require Issuing Agent or Paying Agent to advance funds on behalf of Issuer.

21.          This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

22.           This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principals of conflicts of law.

23.          The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

24.          Issuer represents that the Securities are not securities of an issuer that is listed on the Office of Foreign Asset Control (“OFAC”) issuer list distributed by the U.S. Department of the Treasury, or of an issuer that is incorporated in a country that is on the OFAC list of “pariah” countries.

25.          Issuer, Issuing Agent and Paying Agent shall comply with the applicable requirements stated in DTC’s MMI Procedures, as they may be amended from time to time.

26.          The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

Sample Offering Document Language

Describing Book-Entry Only Issuance

[The remainder of this page was intentionally left blank]

Note:

Schedule A contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfer of securities distributed through DTC, and certain related matters.

Very truly yours,

PACCAR Financial Corp.
[Issuer]

By:
(Authorized Officer’s Signature]

Citibank, N.A.
[Issuing Agent]

By:
[Authorized Officer’s Signature]

Citibank, N.A.
[Paying Agent]

By:
[Authorized Officer’s Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

cc:	Underwriter
Underwriter’s Counsel

SCHEDULE A

SAMPLE OFFERING DOCUMENT LANGUAGE
DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC—bracketed material may be applicable only to certain issues)

1.              The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the securities (the “Securities”). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2.        DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

3.        Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the

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transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

4.         To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

5.              Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

[6.       Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

7.        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8.             Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

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[9.       A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent’s DTC account.]

10.           DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

11.           Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

12.           The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

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